Exhibit 99.1

April 21, 2015	Media Contact:	Dan Turner
WILMINGTON, Del.		302-774-0081
daniel.a.turner@dupont.com
	Investor Contact:	302-774-4994

DuPont Reports 1Q Operating EPS of $1.34

Announces 4 percent increase in 2Q 2015 dividend

First Quarter Highlights

•	Delivered first-quarter operating earnings per share of $1.34, which includes a $0.25 per share negative impact from currency in segment results.

•
Delivered volume growth and operating margin improvement in Performance Materials, Safety & Protection, Nutrition & Health, and Industrial Biosciences and introduced over 600 new products in the first quarter, a 5 percent increase from prior year.

•
Sales were $9.2 billion, down 9 percent versus prior year primarily due to impacts from currency (6 percent), portfolio changes (2 percent) and expected near-term industry-wide challenges in Agriculture and Performance Chemicals.

•	Cost reductions from operational redesign contributed $0.10 per share to first-quarter operating earnings; 2015 total cost savings expected to increase to approximately $0.40 per share.

•
Estimated negative currency impact in 2015 increased to approximately $0.80 per share, up from the $0.60 per share we previously communicated; Company now expects to be at the low end of the previously communicated outlook range of $4.00-$4.20 operating earnings per share, including Performance Chemicals segment.

WILMINGTON, Del., April 21, 2015 - DuPont (NYSE: DD), a science company that brings world-class, innovative products, materials, and services to the global marketplace, today announced first quarter 2015 operating earnings of $1.34 per share, which includes a $0.25 per share negative currency impact, compared to $1.58 per share in the prior year. GAAP1 earnings were $1.0 billion, or $1.13 per share, compared to $1.4 billion, or $1.54 per share, in the prior year.
DuPont also announced that its board of directors approved a second quarter dividend of 49 cents per share, a 4 percent increase over the 47 cents paid last quarter.  This is the fourth increase since the beginning of 2012. The second quarter dividend of 49 cents per share of common stock is payable on June 12, 2015 to stockholders of record at the close of business on May 15, 2015.

1Generally Accepted Accounting Principles (GAAP)
E.I. du Pont de Nemours and Company

“DuPont delivered volume and margin improvements in the majority of our post-spin segments through intense focus on innovation, disciplined execution and ongoing efficiency improvements and cost reduction, even in the midst of challenging currency and market environments.” said Ellen Kullman, DuPont Chair and CEO. “We expect performance in the remainder of the year to build on this momentum, driven by new product sales and benefits from our accelerated operational redesign. We are also announcing our fourth quarterly dividend increase since the beginning of 2012, reflecting our confidence in the continued strength of our ongoing, post-spin business and our ability to advance our record of stable growth while returning capital to shareholders.”
“2015 is an important year in our transformation.  The spin-off of Chemours is on track for the middle of this year, and we expect to return to shareholders substantially all of the approximately $4 billion of one-time dividend proceeds within 12 to 18 months of the separation, a portion of which will occur before the end of 2015. Following the separation, DuPont will be fully focused on three highly attractive strategic focus areas where our science and engineering capabilities can deliver the greatest value for shareholders.  We are confident that DuPont will continue its momentum, growing value for shareholders by leveraging our innovation platform, focusing intently on operational efficiency and costs, actively managing our portfolio, and through the disciplined return of capital.”

Global Consolidated Net Sales - 1st Quarter

	Three Months Ended
	March 31, 2015		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price and Product Mix	Currency	Volume	Portfolio/Other
U.S. & Canada	$4,319	(3)	(1)	—	—	(2)
EMEA*	2,418	(18)	3	(16)	(3)	(2)
Asia Pacific	1,643	(6)	(1)	(3)	—	(2)
Latin America	792	(18)	(1)	(6)	(9)	(2)

Total Consolidated Sales	$9,172	(9)	—	(6)	(1)	(2)

* Europe, Middle East & Africa

Segment Sales - 1st Quarter

	Three Months Ended
	March 31, 2015		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price and Product Mix	Currency	Volume	Portfolio/Other
Agriculture	$3,937	(10)	3	(8)	(5)	—
Electronics & Communications	521	(10)	(5)	(2)	(3)	—
Industrial Biosciences	285	(5)	—	(6)	1	—
Nutrition & Health	813	(6)	—	(8)	2	—
Performance Chemicals	1,364	(14)	(3)	(3)	(6)	(2)
Performance Materials	1,411	(8)	(3)	(5)	8	(8)
Safety & Protection	909	(4)	(1)	(4)	6	(5)
Other	1
Total segment sales	9,241	(9)	—	(6)	(1)	(2)
Elimination of transfers	(69)
Consolidated net sales	$9,172

Operating Earnings - 1st Quarter

			Change vs. 2014
(Dollars in millions)	1Q15	1Q14	$	%
Agriculture	$1,139	$1,442	$(303)	-21%
Electronics & Communications	85	75	10	13%
Industrial Biosciences	56	56	—	—%
Nutrition & Health	89	93	(4)	-4%
Performance Chemicals (1)	129	206	(77)	-37%
Performance Materials (1)	327	293	34	12%
Safety & Protection	184	175	9	5%
Other	(66)	(92)	26	28%
Total segment operating earnings (2)	1,943	2,248	(305)	-14%

Exchange gains (losses) (2),(3)	127	(96)	223
Corporate expenses	(164)	(201)	37
Interest expense	(84)	(103)	19
Operating earnings before income taxes	1,822	1,848	(26)	-1%

Provision for income taxes on operating earnings	(590)	(370)	(220)
Net income attributable to noncontrolling interests	4	6	(2)
Operating earnings	$1,228	$1,472	$(244)	-17%

Operating earnings per share	$1.34	$1.58	$(0.24)	-15%

(1) Prior period reflects the reclassifications of the Viton® fluoroelastomer product line from Performance Materials to Performance Chemicals.
(2) See Schedules B and C for listing of significant items and their impact by segment.
(3) See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments comparing first quarter with the prior year, unless otherwise noted.
Agriculture - Operating earnings of $1,139 million decreased $303 million, or 21 percent, as improved product mix in Pioneer, pricing actions taken in parts of Europe and Asia and productivity improvements were more than offset by the negative impact of currency, decreased volumes from expected reduction in global corn planted area, lower insecticide demand in Latin America and timing of seed shipments.
Electronics & Communications - Operating earnings of $85 million increased $10 million, or 13 percent, driven by increased demand in consumer electronics and productivity gains which were partially offset by competitive pressures impacting Solamet® paste and the negative impact of currency.
Industrial Biosciences - Operating earnings of $56 million were even with prior year as increased enzyme demand, principally in food markets, was offset by the negative impact of currency and lower biomaterials sales.
Nutrition & Health - Operating earnings of $89 million decreased $4 million, or 4 percent, as volume gains and improved product mix were more than offset by the negative impact of currency.
Performance Chemicals - Operating earnings of $129 million decreased $77 million, or 37 percent, driven by lower prices and volumes for titanium dioxide, and the negative impact of currency.
Performance Materials - Operating earnings of $327 million increased $34 million, or 12 percent, driven by volume growth for ethylene and improved product mix, partially offset by lower ethylene prices and the negative impact of currency. Prior year ethylene sales were constrained in advance of a scheduled outage at the Orange, Texas ethylene unit.
Safety & Protection - Operating earnings of $184 million increased $9 million, or 5 percent, on broad-based volume growth in global industrial markets, continued strong public sector demand in Europe and productivity improvements partially offset by the negative impact of currency. Higher costs associated with lower plant utilization at the Chambers Works facility were largely offset by a benefit in connection with the advancement of an ongoing claim.

Outlook
Given the continued strengthening of the U.S. dollar relative to an average basket of exchange rates for our business for the week beginning April 13th, the company now estimates an approximately $0.80 per share negative currency impact in 2015, up from the $0.60 per share the Company estimated on January 23rd. The company also now anticipates that the operational redesign will deliver savings of approximately $0.40 per share in 2015. As a result, the company expects to be at the low end of its previously communicated outlook range of $4.00-$4.20 operating earnings per share for 2015, including the full year outlook for the Performance Chemicals segment.
The 2015 outlook does not reflect the planned separation of the Performance Chemicals segment or the impact of the expected return of capital related to the separation.
DuPont will hold a conference call and webcast on Tuesday, April 21, 2015, at 9:00 AM EDT to discuss this news release.  The webcast and additional presentation materials can be accessed by visiting the company’s investor website (Events & Presentations) at www.investors.dupont.com.  A replay of the conference call webcast will be available for 90 days by calling 1-630-652-3042, Passcode 38251527#.  For additional information see the investor center at http://www.dupont.com.

Use of Non-GAAP Measures
Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.

About DuPont
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward Looking Statements: This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

# # #
04/21/15

E.I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)

SCHEDULE A
	Three Months Ended March 31,
	2015	2014
Net sales	$9,172	$10,128
Other income, net (1)	198	17
Total	9,370	10,145

Cost of goods sold	5,553	6,000
Other operating charges (1)	283	286
Selling, general and administrative expenses	1,312	1,436
Research and development expense	499	518
Interest expense	84	103
Employee separation / asset related charges, net (1)	38	—
Total	7,769	8,343

Income before income taxes	1,601	1,802
Provision for income taxes (1)	566	357
Net income	1,035	1,445

Less: Net income attributable to noncontrolling interests	4	6

Net income attributable to DuPont	$1,031	$1,439

Basic earnings per share of common stock	$1.13	$1.56

Diluted earnings per share of common stock	$1.13	$1.54

Dividends per share of common stock	$0.47	$0.45

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	906,835,000	923,461,000
Diluted	913,819,000	930,732,000

Reconciliation of Non-GAAP Measures
Summary of Earnings Comparison
	Three Months Ended March 31,
	2015	2014	% Change
Net income (GAAP)	$1,035	$1,445	(28)%
Less: Significant items charge (benefit), after-tax, included in net income (per Schedule B)	(126)	(12)
Non-operating pension/OPEB costs, after-tax, included in net income (2)	(71)	(21)
Net income attributable to noncontrolling interest	4	6
Operating earnings (Non-GAAP)	$1,228	$1,472	(17)%

EPS attributable to DuPont (GAAP)	$1.13	$1.54	(27)%
Significant items charge (benefit) included in EPS (per Schedule B)	(0.14)	(0.01)
Non-operating pension/OPEB costs included in EPS (2)	(0.07)	(0.03)
Operating EPS (Non-GAAP)	$1.34	$1.58	(15)%

E.I. du Pont de Nemours and Company
Condensed Consolidated Balance Sheets
(Dollars in millions, except per share amounts)

SCHEDULE A (continued)
	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$3,622	$6,910
Marketable securities	125	124
Accounts and notes receivable, net	7,651	6,005
Inventories	7,051	7,841
Prepaid expenses	366	279
Deferred income taxes	504	589
Total current assets	19,319	21,748
Property, plant and equipment, net of accumulated depreciation (March 31, 2015- $20,057; December 31, 2014 - $19,942)	12,873	13,386
Goodwill	4,365	4,529
Other intangible assets	4,307	4,580
Investment in affiliates	929	886
Deferred income taxes	3,244	3,349
Other assets	1,138	1,096
Total	$46,175	$49,574

Liabilities and Equity
Current liabilities
Accounts payable	$3,706	$4,822
Short-term borrowings and capital lease obligations	1,621	1,423
Income taxes	654	547
Other accrued liabilities	4,751	5,848
Total current liabilities	10,732	12,640
Long-term borrowings and capital lease obligations	8,763	9,271
Other liabilities	13,329	13,819
Deferred income taxes	489	466
Total liabilities	33,313	36,196

Commitments and contingent liabilities

Stockholders' equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at March 31, 2015 - 992,224,000; December 31, 2014 - 992,020,000	298	298
Additional paid-in capital	11,311	11,174
Reinvested earnings	17,405	17,045
Accumulated other comprehensive loss	(9,722)	(8,707)
Common stock held in treasury, at cost (87,041,000 shares at March 31, 2015 and December 31, 2014)	(6,727)	(6,727)
Total DuPont stockholders' equity	12,802	13,320
Noncontrolling interests	60	58
Total equity	12,862	13,378
Total	$46,175	$49,574

E.I. du Pont de Nemours and Company
Condensed Consolidated Statement of Cash Flows
(Dollars in millions)

SCHEDULE A (continued)
	Three Months Ended March 31,
	2015	2014
Total Company
Net income	$1,035	$1,445
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	306	312
Amortization of intangible assets	140	125
Net periodic pension benefit cost	147	100
Contributions to pension plans	(124)	(101)
Other operating activities - net	(2)	212
Change in operating assets and liabilities - net	(3,625)	(4,514)
Cash used for operating activities	(2,123)	(2,421)

Investing activities
Purchases of property, plant and equipment	(565)	(320)
Investments in affiliates	(45)	(22)
Proceeds from sales of businesses - net	16	—
Proceeds from sales of assets - net	9	7
Net decrease in short-term financial instruments	—	80
Foreign currency exchange contract settlements	442	15
Other investing activities - net	3	4
Cash used for investing activities	(140)	(236)

Financing activities
Dividends paid to stockholders	(429)	(420)
Net decrease in borrowings	(309)	(1,127)
Repurchase / prepayments of common stock	(282)	(1,061)
Proceeds from exercise of stock options	170	153
Other financing activities - net	(1)	(14)
Cash used for financing activities	(851)	(2,469)

Effect of exchange rate changes on cash	(174)	(33)

Decrease in cash and cash equivalents	(3,288)	(5,159)

Cash and cash equivalents at beginning of period	6,910	8,941

Cash and cash equivalents at end of period	$3,622	$3,782

Reconciliation of Non-GAAP Measure
Calculation of Free Cash Flow - Total Company
	Three Months Ended March 31,
	2015	2014
Cash used for operating activities	$(2,123)	$(2,421)
Purchases of property, plant and equipment	(565)	(320)
Free cash flow	$(2,688)	$(2,741)

(1) See Schedule B for detail of significant items.
(2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23.

E.I. du Pont de Nemours and Company
Schedule of Significant Items
(Dollars in millions, except per share amounts)

SCHEDULE B
SIGNIFICANT ITEMS

	Pre-tax		After-tax		($ Per Share)
	2015	2014	2015	2014	2015	2014
1st Quarter
Separation transaction costs (1)	$(81)	$(16)	$(80)	$(12)	$(0.09)	$(0.01)
Customer claims recovery (2)	35	—	22	—	0.02	—
Asset impairment charge (3)	(37)	—	(30)	—	(0.03)	—
Ukraine devaluation (4)	(40)	—	(38)	—	(0.04)	—
1st Quarter - Total	$(123)	$(16)	$(126)	$(12)	$(0.14)	$(0.01)

(1)
First quarter 2015 and 2014 included charges of $(81) and $(16), respectively recorded in other operating charges associated with transaction costs related to the separation of the Performance Chemicals segment.

(2)
The company recorded insurance recoveries of $35 in other operating charges, in the first quarter 2015 in the Agriculture segment, for recovery of costs for customer claims related to the use of the Imprelis® herbicide. The company had accruals of $231 related to these customer claims at March 31, 2015. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. To date, the company has recognized $318 of insurance recoveries from its insurance carriers and continues to seek recovery although the timing and outcome remain uncertain.

(3)
During first quarter of 2015, a $(37) pre-tax impairment charge was recorded in employee separation / asset related charges, net for a cost basis investment within the Other segment. The assessment resulted from the venture's revised operating plan reflecting underperformance of its European wheat based ethanol facility and deteriorating European ethanol market conditions. One of the primary investors has communicated they would not fund the revised operating plan of the investee. As a result, the carrying value of our 6% equity investment in this venture exceeds its fair value.

(4)
First quarter 2015 included a charge of $(40) in other income, net associated with remeasuring the company’s Ukrainian hryvnia net monetary assets. Ukraine’s central bank adopted a decision to no longer set the indicative hryvnia exchange rate. The hryvnia became a free-floating exchange rate and lost approximately a third of its value through the quarter.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C
	Three Months Ended March 31,
SEGMENT SALES (1)	2015	2014
Agriculture	$3,937	$4,394
Electronics & Communications	521	580
Industrial Biosciences	285	301
Nutrition & Health	813	861
Performance Chemicals (2)	1,364	1,591
Performance Materials (2)	1,411	1,534
Safety & Protection	909	947
Other	1	1
Total Segment sales	9,241	10,209

Elimination of transfers	(69)	(81)
Consolidated net sales	$9,172	$10,128

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C (continued)
	Three Months Ended March 31,
INCOME BEFORE INCOME TAXES (GAAP)	2015	2014
Agriculture	$1,174	$1,442
Electronics & Communications	85	75
Industrial Biosciences	56	56
Nutrition & Health	89	93
Performance Chemicals (2)	129	206
Performance Materials (2)	327	293
Safety & Protection	184	175
Other	(103)	(92)
Total Segment PTOI	1,941	2,248
Corporate expenses	(245)	(217)
Interest expense	(84)	(103)
Non-operating pension/OPEB costs	(75)	(30)
Net exchange gains (losses)	64	(96)
Income before income taxes	$1,601	$1,802

	Three Months Ended March 31,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (4)	2015	2014
Agriculture	$35	$—
Electronics & Communications	—	—
Industrial Biosciences	—	—
Nutrition & Health	—	—
Performance Chemicals (2)	—	—
Performance Materials (2)	—	—
Safety & Protection	—	—
Other	(37)	—
Total significant items by segment	(2)	—
Corporate expenses	(81)	(16)
Net exchange gains (losses)	(40)	—
Total significant items before income taxes	$(123)	$(16)

	Three Months Ended March 31,
OPERATING EARNINGS (NON-GAAP)	2015	2014
Agriculture	$1,139	$1,442
Electronics & Communications	85	75
Industrial Biosciences	56	56
Nutrition & Health	89	93
Performance Chemicals (2)	129	206
Performance Materials (2)	327	293
Safety & Protection	184	175
Other	(66)	(92)
Total segment operating earnings	1,943	2,248
Corporate expenses	(164)	(201)
Interest expense	(84)	(103)
Operating earnings before income taxes and exchange gains (losses)	1,695	1,944
Net exchange gains (losses) (3)	127	(96)
Operating earnings before income taxes	$1,822	$1,848

(1) Segment sales include transfers.
(2) Prior periods reflect the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.
(3)  See Schedule D for additional information on exchange gains and losses.  First quarter 2015 exchange gains, on an operating earnings basis (Non-GAAP), excludes the impact of a $23 exchange loss on non-operating pension.

(4) See Schedule B for detail of significant items.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D
Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended March 31,
	2015	2014
Income before income taxes	$1,601	$1,802
Add: Significant items before income taxes	123	16
Add: Non-operating pension/OPEB costs(1)	98	30
Operating earnings before income taxes	$1,822	$1,848
Less: Net income attributable to noncontrolling interests	4	6
Add: Interest expense	84	103
Adjusted EBIT from operating earnings	1,902	1,945
Add: Depreciation and amortization	446	437
Adjusted EBITDA from operating earnings	$2,348	$2,382

Reconciliation of Operating Earnings Per Share (EPS) Outlook
The reconciliation below represents the company's outlook on an operating earnings basis, defined as earnings excluding significant items and non-operating pension/OPEB costs.

	Year Ended December 31,
	2015 Outlook	2014 Actual
Operating EPS (Non-GAAP)	$4.00-$4.20	$4.01

Significant items
Separation transaction costs	(0.30)	(0.14)
Gain on sale of business		0.47
Restructuring charge		(0.42)
Venezuela devaluation		(0.06)
Tax items		—
Customer claims recovery	0.02	0.14
Restructuring charge/adjustments		—
Litigation settlement		—
Asset impairment charge	(0.03)	—
Ukraine devaluation	(0.04)	—

Non-operating pension/OPEB costs - estimate	(0.21)	(0.10)

EPS (GAAP)	$3.44-$3.64	$3.90

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings(2)
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in other income, net and the related tax impact is recorded in provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended March 31,
	2015	2014
Subsidiary Monetary Position Gain (Loss)
Pre-tax exchange losses	$(120)	$(50)
Local tax (expenses) benefits	(123)	12
Net after-tax impact from subsidiary exchange losses	$(243)	$(38)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$247	$(46)
Tax (expenses) benefits	(89)	16
Net after-tax impact from hedging program exchange gains (losses)	$158	$(30)

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses) (3)	$127	$(96)
Tax (expenses) benefits	(212)	28
Net after-tax exchange losses	$(85)	$(68)

As shown above, the "Total Exchange Gain (Loss)" is the sum of the "Subsidiary Monetary Position Gain (Loss)" and the "Hedging Program Gain (Loss)."

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended March 31,
	2015	2014
Income before income taxes	$1,601	$1,802
Add: Significant items - charge (2)	123	16
Non-operating pension/OPEB costs	98	30
Less: Net exchange gains (losses)	127	(96)
Income before income taxes, significant items,
exchange gains (losses), and non-operating pension/OPEB costs	$1,695	$1,944

Provision for income taxes	$566	$357
Add: Tax (expenses) benefits on significant items	(3)	4
Tax benefits on non-operating pension/OPEB costs	27	9
Tax (expenses) benefits on exchange gains/losses	(212)	28
Provision for income taxes on operating earnings, excluding exchange gains (losses)	$378	$398

Effective income tax rate	35.4%	19.8%
Significant items effect and non-operating pension/OPEB costs effect	(3.0)%	0.2%
Tax rate, before significant items and non-operating pension/OPEB costs	32.4%	20.0%
Exchange gains (losses) effect	(10.1)%	0.5%
Base income tax rate	22.3%	20.5%

(1) First quarter, 2015, non-operating pension/OPEB costs includes a $23 exchange loss on foreign pension balances.
(2) See Schedule B for detail of significant items.
(3) First quarter 2015 exchange gains, on an operating earnings basis (Non-GAAP), excludes a $23 exchange loss on non-operating pension.